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                                                                     EXHIBIT 5.1


                                 August 22, 2003


Noble Energy, Inc.
100 Glenborough, Suite 100
Houston, Texas  77067

          Re: NOBLE ENERGY, INC. 1992 STOCK OPTION AND RESTRICTED STOCK PLAN AND FORM S-8 REGISTRATION STATEMENT

Ladies and Gentlemen:

         We have acted as counsel for Noble Energy, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "1933 Act"), of 5,250,000 shares of the Company's Common Stock, par value $3.33 1/3 per share (the "Shares"), for issuance and sale pursuant to the Noble Energy, Inc. 1992 Stock Option and Restricted Stock Plan, as amended (the "Plan").

         We have participated in the preparation of the Company's Registration Statement on Form S-8 (the "Registration Statement"), filed on this date with the Securities and Exchange Commission, relating to the registration of the Shares under the 1933 Act.

         In connection with the foregoing, we have examined the originals or copies, certified or otherwise authenticated to our satisfaction, of the Plan, the Registration Statement and such corporate records of the Company, certificates of public officials and officers of the Company and other instruments and documents as we have deemed necessary to require as a basis for the opinion hereinafter expressed. As to various questions of fact material to such opinion, we have, where relevant facts were not independently established, relied upon statements of officers of the Company whom we believe to be responsible.

         Based upon the foregoing and in reliance thereon, we advise you that in our opinion the Shares, when issued in accordance with the provisions of the Plan, will be legally issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement being filed on this date and to the reference to our firm in the prospectus distributed by the Company in connection therewith.


                                                     Respectfully submitted,

                                                     THOMPSON & KNIGHT LLP